Execution Version BONUS AGREEMENT This Bonus Agreement (this “Agreement”) is effective on October 3, 2025 (the “Effective Date”) by and between Christopher Guttman-McCabe (hereinafter “You” or “you”) and Anterix Inc. (hereinafter “the Company” and, together with You, the “Parties”). The Company, with the Compensation Committee’s approval, desires to compensate you for your significant efforts in supporting the Company’s operations and continued strategy of expanding and securing the 5 x 5 MHz broadband segment within the 900 MHz band (the “Services”); and you desire to continue your employment at the Company and receive the Bonus and compensation as captured below. Accordingly, you and the Company agree as follows: 1. Bonus Period. You agree to continue providing the Services and remain employed with the Company through October 3, 2027 (the “Bonus Period”). 2. Bonus. Subject to the terms herein, Company agrees to pay you a cash bonus in the amount of $500,000.00 (the “Bonus”), less all applicable taxes and other deductions required by law or authorized by you, payable as soon as possible following the Effective Date. 3. Repayment Obligation. a. The Company’s Compensation Committee may, at its discretion: (i) take into consideration the Bonus in setting or paying any current or future compensation to you; and/or (ii) reduce the amount of the Bonus that is required to be repaid by you. b. If you leave the Company, regardless of the reason, including in the event of a Change of Control, before the end of the Bonus Period, or if you breach any of the terms contained herein, you shall repay the full amount of the Bonus to the Company within five (5) days of Company’s demand. c. If you leave the Company before the end of the Bonus Period, or if you breach any of the terms contained herein, the Company may offset and deduct the Bonus, in whole or in part, from any amounts otherwise payable by the Company to you including, but not limited to, wages, expense reimbursements, bonuses, equity, any amounts payable in severance, or any other compensation payable to you. 4. Other Commitments. a. Non-Disparagement. You will not, during or after employment with the Company, make any disparaging comments or communications regarding the Company (including its affiliates) or its current or former executives or Directors. 5. General Terms. In addition, the following General Terms shall apply to this arrangement: a. At-Will Employment. This Agreement is not a contract of employment and does not provide any continued employment rights to you. As such, you remain an employee at-will during the entire time of your employment with the Company. b. Reasonableness. You agree to abide by the commitments contained herein as consideration for the Bonus and agree that these commitments are material to the terms of the Agreement and that the limitations contained herein are reasonable. c. Assignments. This Agreement shall be freely assignable by the Company without your consent. You shall not assign this Agreement, nor any rights hereunder. Any attempts to do so will be void. d. Invalidity of Provisions. If any provision of this Agreement is determined to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected and such determination shall not affect the validity or enforceability of such remaining provisions. To the extent any provision of this Agreement is determined to be invalid or unenforceable because it is overbroad, that provision shall not be void, but rather shall be limited only to the extent required by applicable law and enforced accordingly. e. Attorneys’ Fees and Injunctive Relief. If Company pursues an action against you in the event of a breach or threatened breach, a) you shall be liable for any attorneys’ fees and costs incurred by the Company in Docusign Envelope ID: 512A6975-AD1E-428E-96AC-092878B1C61A

2 enforcing its rights hereunder; and b) the Company shall have right to seek all remedies permissible under applicable law, including, but not limited to, injunctive relief. f. WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL FOR ANY ACTIONS ARISING HEREUNDER. EACH PARTY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND A TRIAL BY JURY. g. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflict of law rules. Any dispute related to this Agreement shall be brought by the appliable Party in a court with jurisdiction in Wilmington Delaware, and both Parties hereby consent to such jurisdiction. h. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with regard to the matters covered by this Agreement and supersedes any and all previous understandings and agreements regarding such matters. Any modification of this Agreement will be effective only if it in writing and signed by both Parties. This Agreement shall not modify any other agreements in place between you and the Company. AGREED AND ACCEPTED: CHRISTOPHER GUTTMAN-MCCABE ANTERIX INC. Signature: By: Date: Scott Lang President and CEO Date: Docusign Envelope ID: 512A6975-AD1E-428E-96AC-092878B1C61A 10/3/2025 | 12:01 EDT 10/3/2025 | 11:16 EDT